Exhibit 10.2

INSTINET STOCK OPTION PLAN

GRANT NOTIFICATION FORM

[Name]

[Address]

[City, State]

Has an option to purchase

[                    ] shares of

Common Stock of Instinet Group Incorporated

Grant Date	Exercise Price	Expiration Date

You have advised me that I have been granted the above nonqualified stock option under the Instinet 2000 Stock Option Plan, as amended, and subject to the terms and conditions set forth in the accompanying Option Agreement. I acknowledge that I have received a copy of the Option Agreement in my grant package. My signature below indicates my agreement to accept the grant subject to all the terms and conditions as set forth therein.

I understand that Instinet Group Incorporated has reserved the right to amend or terminate the Stock Option Plan at any time, and that the grant of an option in one year or in one award cycle does not in any way obligate Instinet Group Incorporated to make a grant to me in any future year or in any given amount. I also understand that the grant is wholly discretionary in nature.

The validity and construction of this Grant Notification Form will be governed by the laws of the State of New York, USA, regardless of the citizenship or residence of any optionee or any person claiming under or through such optionee.

FOR SENIOR OFFICERS: I have read, understood and accept the terms and conditions set forth in Section 3 “Covenants” as found in the Instinet Stock Option Agreement.

I understand that my acceptance of this grant does not obligate me to exercise my Instinet Stock Option.

________________
Date	Signature

INSTINET GROUP INCORPORATED

INSTINET STOCK OPTION PLAN

OPTION AGREEMENT

This Agreement, when executed as set forth below by a duly authorized officer of Instinet Group Incorporated (the “Company”) and [                            ] (the “Participant”), evidences the grant to the Participant of an option (the “Option”) to purchase shares of Common Stock of the Company pursuant to the Instinet 2000 Stock Option Plan, as amended and restated (the “Plan”). Capitalized terms not defined herein shall have the meanings set forth in the Plan.

1.	Grant of Option.

Subject to the provisions of this Agreement and to the provisions of the Plan, the Company hereby grants the Option to the Participant on the following terms and conditions:

Number of shares of Common Stock subject to the Option: [                    ]

Per-Share Exercise Price: [$                    ]

Date of Grant: [                    ]

Maximum Term of the Option: [                                        ]

2.	Exercisability of the Option.

(a) Subject to the provisions of Section 12 of the Plan and Section 3 below, the Option shall vest based on continued employment (i) as to [                    ] shares subject thereto on [                            ], (ii) as to an additional [                    ] shares on [                            ] and the last day of each calendar month that begins thereafter, ending with the [        ]th such calendar month, and (iii) as to [                    ] shares on [                    ]. The Option shall be exercisable as to all or a portion of the shares subject thereto on the date when it has vested as to such shares.

(b) Notwithstanding the definitions provided in the Plan, for purposes of the Option, the following terms shall have the following definitions:

(1)	The “Continuation Period” means the period of two years following an Involuntary Termination described in Section 12.D. of the Plan.

(2)

An “Involuntary Termination” of the Participant shall mean both: (A) an Involuntary Termination of the Participant as defined in the Plan, and (B) a Termination by the Participant within two years after a Change of Control, that occurs within 30 days after the occurrence of any of the following “Good Reason” events after a Change of Control without the Participant’s consent: (I) a material diminution in the Participant’s duties, authority, position or responsibilities; (II) a material decrease in the Participant’s base pay, fees, incentive compensation opportunities, and/or employee benefits and prerequisites; or (III) a requirement that the Participant relocate his or her primary place of employment or service by more than 30 miles. Notwithstanding the foregoing, a Termination by the Participant described in clause (B) of the preceding sentence shall not be considered an Involuntary Termination unless the Participant shall have given the Company or the relevant Affiliate of the Company notice of the event or events constituting “Good Reason” and the Company or such Subsidiary shall have failed to cure such event or events within 10 business days after receipt of such notice.

(3)	The “Protected Period” means the period of two years following a Change of Control.

3.	Covenants

(a) Notwithstanding any other provision of the Plan or this Agreement, the Option shall immediately expire (whether or not vested) if at any time after the Date of Grant, the Committee determines that the Participant has violated the covenant set forth in Section 3(b) or Section 3(c) below and that such violation warrants such forfeiture. In addition, if the Committee determines that the Participant has violated Section 3(c) below, or if the Participant experiences a Termination for Cause, and the Committee determines that the application of this sentence is warranted, then the Participant shall be obligated to return to the Company the Spread (as defined in the next sentence) with respect to each exercise of the Option that occurred or occurs on or after the date that is one year before such violation or Termination, as applicable, occurred. The “Spread” means (I) the excess of (A) the fair market value of a share of Common Stock on the date of the exercise over (B) the per-share exercise price of the Option, times (II) the number of shares of Common Stock purchased pursuant to such exercise. To the fullest extent permitted by applicable law, the Company may offset all or any portion of the Spread amounts that the Participant is obligated to pay to it pursuant to the foregoing against any amounts that it is otherwise obligated to pay to the Participant.

(b) The Participant hereby reaffirms that he/she has signed, understands, and has agreed to abide by, and by his/her signature below and acceptance of the Option covenants to continue to abide by, the Instinet Code of Conduct (including without limitation the Reuters Code of Conduct as adopted by the Company), for so long as it remains in effect. The Participant hereby further covenants to sign and agree to abide by, and by his/her signature below and acceptance of the Option covenants to abide by, any successor or amended code of conduct that may hereafter be adopted by the Company or any Affiliate by which the Participant may be employed.

(c) It shall be a violation of this Section 3(c) if during the Restricted Period (as defined below), the Participant:

(1)	engages in any business (whether as an employee, consultant, director, partner or substantial shareholder) that is in direct or indirect competition with any active or planned business of the Company or any of its Affiliates (“Competitive Business”);

(2)	directly or indirectly solicits or induces, or causes others to solicit or induce, any person who is employed by the Company or any of its Affiliates to terminate his or her employment with the Company and its Affiliates or to accept employment with anyone or any entity other than the Company and its Affiliates; or

(3)	directly or indirectly solicits or does business with any client or potential client of the Company or any of its Affiliates in connection with a Competitive Business.

The “Restricted Period” means the period while the Participant is employed by the Company or any of its Affiliates, plus, if the Participant experiences a Termination as a result of either the Participant’s voluntary resignation or a Termination for Cause, a Termination in connection with which the Participant receives severance pay from the Company or any of its Affiliates, or a Termination as a result of retirement with the consent of the Committee pursuant to Section 12.E. of the Plan, the period of 180 days immediately following the Termination or, if longer, the period with respect to which the Participant receives severance pay (whether in a lump sum or periodic payments).

4.	Notices.

All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by confirmed fax or overnight courier, or by postage paid first class mail, addressed as follows:

If to the Participant:

[                            ]

[                            ]

[                            ]

If to the Company:

Instinet Group Incorporated

900 Plaza 10

Jersey City, NJ 07311-4099

Attention: Human Resources

or to such other address or facsimile number as either party shall have furnished to the other in writing in accordance with this Paragraph 4. Notice and communications shall be effective when actually received by the addressee.

5.	Effect of Agreement.

Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.

6.	Laws Applicable to Construction.

The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of New York.

7.	Severability.

The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

8.	Conflicts and Interpretation.

The Option is subject to the provisions of the Plan, which are hereby incorporated by reference. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern.

9.	Headings.

The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

10.	Amendment.

Except as otherwise provided in the Plan, this Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

11.	Counterparts.

This Agreement may be executed in counterparts, which together shall constitute one and the same original.

12.	No Security.

This Agreement is not a security and does not represent the Option described herein but, rather, describes the Option granted to the Optionee as reflected on the books and records of the Company. Neither this Agreement nor the Option represented hereby are assignable or transferable by the Optionee except as otherwise permitted under the Plan.

13.	Time for Execution.

If the Grant Notification Form is not executed by the Participant and returned to the Company in accordance with Section 4 above not later than 60 days after the date of grant of the Option, the Option shall be cancelled and void ab initio.

IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set the Participant’s hand.

INSTINET GROUP INCORPORATED

By:
Authorized Officer
Instinet Group Incorporated
Date: [ ]

Note: The Option will be cancelled unless the Participant signs and returns the Grant Notification Form to the Company within 60 days after the date of grant specified above – see Section 13 above.